EXHIBIT 10.2


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

$1,500,000                                                          MAY 1 , 2002

                            AVANTI OPTICS CORPORATION

                       SECURED CONVERTIBLE PROMISSORY NOTE

         FOR VALUE RECEIVED, Avanti Optics Corporation, a Delaware corporation (the "Company"), promises to pay to the order of CyberOptics Corporation, or its assigns (the "Holder"), the principal sum of $1,500,000, together with all accrued and unpaid interest thereon as set forth below.

         1. PRINCIPAL AND INTEREST. Interest on the unpaid principal balance of this Note shall accrue at an annual rate equal to three (3) percentage points above the rate of interest publicly announced by Wells Fargo Bank ("BANK") as its prime rate ("PRIME RATE"). Any change in the interest rate shall be effective at the beginning of the first business day of the Bank following each change in the Prime Rate. Interest shall be computed on the basis of actual days elapsed and a year of 360 days, shall be compounded quarterly and shall be payable in a single installment at maturity as set forth below. If not sooner converted as provided below, the entire unpaid balance of principal and all accrued and unpaid interest shall be due and payable on April 30, 2003 (the "Maturity Date"). Notwithstanding the provisions of this Section 1, upon the occurrence of an Event of Default (as that term is defined in Section 4 below) this Note shall accrue interest at a rate of 5% per annum over and above the last applicable rate from and after the date of the Event of Default, whether before or after judgment. Notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law.

         2. CONVERSION.

         (a) Automatic Conversion. At the closing of the Next Equity Financing (as defined below) on or before the Maturity Date, the entire outstanding principal balance of, and all accrued and unpaid interest on, this Note shall be automatically converted into the number and type of shares of capital stock issued by the Company in such Next Equity Financing as is obtained by dividing
(x) the outstanding principal balance of, and all accrued and unpaid interest on, this Note as of the closing date of the Next Equity Financing by (y) eighty percent (80%) of the price per share of capital stock issued in the Next Equity Financing. Upon any such


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automatic conversion, the Holder of this Note shall also be entitled to all of the rights under, and shall be entitled to become a party to, any agreements between the Company and the purchasers of the capital stock in the Next Equity Financing, including but not limited to, any rights with respect to the registration of the shares of capital stock issued to such purchasers, provided such holder agrees to execute the same agreements, and be bound by the same obligations, as such purchasers The "Next Equity Financing" shall mean an equity financing in which the Company sells equity securities and obtains net proceeds (excluding conversion of this Note) in an amount not less than $1,500,000; provided such equity securities rank senior to the Company's common stock, and senior to or on a parity with the Company's Series A Convertible Preferred Stock, with respect to distribution of assets of the Company in liquidation.

         (b) Notice of Automatic Conversion. If this Note is automatically converted, written notice shall be delivered to the Holder at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the conversion, specifying the principal amount of the Note and the amount of accrued and unpaid interest converted, the date of such conversion and calling upon the Holder to surrender this Note to the Company in exchange for equity securities of the Company as provided herein, in the manner and at the place designated by the Company.

         (c) Issuance of Certificate. As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder, upon surrender of this Note to the Company, a certificate or certificates for the number of full shares of equity securities issuable upon such conversion.

         3. PAYMENT UPON A DISPOSITION TRANSACTION PRIOR TO THE MATURITY DATE. If a Disposition Transaction occurs prior to the Maturity Date, the Company shall pay to the Holder, in full satisfaction of the obligations under this Note and in place of any principal and interest accrued hereunder, a sum equal to $3,000,000. The Company shall provide the Holder at least 15 days written notice of a Disposition Transaction. For such purposes, a "Disposition Transaction" shall mean (i) any sale, license, lease or other transfer of all or substantially all of the assets of the Company, and (ii) any consolidation, merger or other transaction or series of transactions pursuant to which the holders of the outstanding voting securities of the Company immediately prior to such consolidation, merger or other transaction or series of transactions fail to hold equity securities representing a majority of the voting power of the Company or surviving entity immediately following such consolidation, merger or other transaction or series of transactions.

         4. FORM AND APPLICATION OF PAYMENT. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal. Payment of principal and interest hereunder shall be made by check delivered to the Holder at the address furnished to the Company for that purpose. This Note may not be prepaid without the express written consent of the Holder.

         5. DEFAULT. If any of the events specified in this Section 4 shall occur (each, an "Event of Default"), the Holder of the Note may, so long a such condition exists, declare the


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entire principal amount and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

         (a) Failure to Pay. The Company's failure to pay on the Maturity Date any amount due under this Note in accordance with the terms and conditions hereof.

         (b) Failure to Pay Debts; Voluntary Bankruptcy. If the Company fails to pay its debts generally as they become due, or if the Company files any petition, proceeding, case or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, rule, regulation, statute or ordinance (collectively, "Laws and Rules"), or any other Law and Rule for the relief of, or related to, debtors.

         (c) Involuntary Bankruptcy. If any involuntary petition is filed under any bankruptcy or similar Law or Rule against the Company, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of the Company or any Guarantor.

         (d) Governmental Action. If any governmental or regulatory authority takes or institutes any action that will materially affect the Company's financial condition, operations or ability to pay or perform the Company's obligations under this Note.

         (e) Default on Other Financial Obligations. If any default occurs under any agreement involving the borrowing of money or the advance of credit to which the Company is or may be a party, whether as the obligor or a guarantor, if such default consists of the failure to pay any indebtedness in an aggregate principal amount greater than $10,000 when due or indebtedness of the Company in an aggregate principal amount greater than $10,000 is accelerated because of a default with respect to such indebtedness.

         (f) Breach or Defaults under Related Agreements. If the Company breaches, or defaults in any material respect under, any material term, condition, provision, representation, warranty or covenant contained in (i) this Note that is not specifically referred to in this Section 5, (ii) the Product Licensing and Loan Agreement between the Company and CyberOptics Corporation of even date herewith, or (iii) the Security Agreement, dated of even date herewith between the Company and CyberOptics Corporation (the "Security Agreement").

         6. SECURITY. This Note is secured by a security interest granted to Holder by the Company in certain assets pursuant to the Security Agreement

         7. WAIVER. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

         8. COSTS AND FEES. The Company agrees to pay the Holder's reasonable costs in collecting and enforcing this Note, including reasonable attorneys' fees.

         9. MISCELLANEOUS. The terms of this Note shall be construed in accordance with the laws of the State of Minnesota as applied to contracts entered into by Minnesota residents within the State of Minnesota, which contracts are to be performed entirely within the State of


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Minnesota. FURTHER, BOTH THE COMPANY AND THE HOLDER HEREBY WAIVE TRIAL BY JURY
IN ANY ACTION TO ENFORCE THIS NOTE.

         IN WITNESS WHEREOF, the Company has executed this Note as of the date set forth above.

                                                       AVANTI OPTICS CORPORATION

                                                       By:______________________
                                                       Name:____________________
                                                       Title:___________________






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